SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2011

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On October 5, 2011 the Board of Directors of International Stem Cell Corporation, a Delaware corporation (the “Company”) promoted Dr. Andrey Semechkin to the position of Co-Chairman, in addition to his current position as Chief Executive Officer, to serve with Kenneth Aldrich, Co-Chairman. Dr. Semechkin had been serving as the Company’s Chief Executive Officer and President. The Board of Directors also appointed Kurt May, who had previously been serving as Senior Vice President, to serve as President and Chief Operating Officer of the Company.

Information about Dr. Semechkin’s background and management experience is included in Item 10 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and is incorporated herein by reference.

Mr. May, age 58, has served as Senior Vice President of the Company since July 2011. Prior to joining the Company, Mr. May served on the faculty of both the School of Engineering and the School of Business Administration at the University of San Diego from May 2009 until July 2011. He served as a faculty member and Assistant Dean of the Rady School of Management at the University of California, San Diego, from 2005 until 2009. In 2001, Mr. May founded and served until 2007 as CEO of a privately owned biotech company, Psynomics, Inc. Prior to that, Mr. May served as Executive Vice President and Chief Operating Officer of PriceSmart, Inc., and in various positions of increasing management responsibility with GTE Corporation (now Verizon Communications), including Area President of GTE Wireless.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Linh Nguyen
Linh Nguyen
Chief Financial Officer

Dated: October 12, 2011